Exhibit 3.1
DELAWARE
THE FIRST STATE

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "HEARTLAND FINANCIAL USA, INC." AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE EIGHTEENTH DAY OF JUNE, A.D. 1993, AT 2 O’CLOCK P.M.

CERTIFICATE OF OWNERSHIP, FILED THE THIRTIETH DAY OF JUNE A.D. 1993, AT 9 O’CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE THIRTIETH DAY OF JUNE, A.D. 1993, AT 9:01 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE EIGHTEENTH DAY OF MAY, A.D. 1995, AT 3:15 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-NINTH DAY OF MAY, A.D. 1998, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-THIRD DAY OF MAY, A.D. 2001, AT 9 O’CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE TENTH DAY OF JUNE, A.D. 2001, AT 9 O’CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE TENTH DAY OF JUNE, A.D. 2002, AT 9 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

/s/Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

AUTHENTICATION: 2878087

DATE: 01-20-04

CERTIFICATE OF INCORPORATION

OF

HEARTLAND FINANCIAL USA, INC.

ARTICLE I

NAME

The name of the corporation is:

Heartland Financial USA, Inc.

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, 19901, County of Kent. The name of the corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc.

ARTICLE III

PURPOSE

The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time, or any successor thereto.

ARTICLE IV

AUTHORIZED STOCK

The total number of shares of stock which the corporation shall have authority to issue is 3,000,000 shares of Common Stock, par value of $1.00 per share, and 200,000 shares of Preferred Stock, par value of $1.00.

The shares of Preferred Stock may be issued from time to time in one or more series. The board of directors of this corporation shall have authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limitation, the voting rights, the dividend rate, conversion rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, to fix the number of shares constituting any such series and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

ARTICLE V

INCORPORATORS

The name and mailing address of the sole incorporator is as follows:

Name                              Mailing Address

Lynn S. Fuller                        c/o Dubuque Bank and Trust Company
                        1398 Central Avenue
                        P.O. Box 778
                        Dubuque, Iowa 52001

ARTICLE VI

BYLAWS

The bylaws of the corporation may be amended, altered or repealed by the stockholders of the corporation, provided, however, that such amendment, alteration or repeal is approved by the affirmative vote of the holders of not less than 70% of the outstanding shares of stock of the corporation then entitled to vote generally in the election of directors. The bylaws may also be amended, altered or repealed by the board of directors in the manner provided in the bylaws.

ARTICLE VII

WRITTEN BALLOTS

Election of directors need not be by written ballot unless the bylaws of the corporation so provide.

ARTICLE VIII

AMENDMENTS

The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. In addition to any other requirement for amendments, no amendment to this certificate of incorporation shall amend, alter, change or repeal any of the provisions of Article VI, Article XII, Article XIII, Article XIV, Article XV or this sentence of this Article VIII unless the amendment effecting such amendment, alteration, change or repeal shall have received the affirmative vote of the holders of shares having at least 70% of the voting power of all outstanding stock of the corporation entitled to vote thereon. Notwithstanding anything contained herein to the contrary, the provisions of the immediately preceding sentence shall not apply to any amendment, alteration, change or repeal which has been approved by not less than 66-2/3% of the number of directors as may be fixed from time to time, in the manner prescribed herein, by the board of directors of the corporation.

ARTICLE IX

INDEMNIFICATION

Each person who is or was a director or officer of the corporation and each person who serves or served at the request of the corporation as a director, officer or partner of another enterprise shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by, the General Corporation Law of the State of Delaware, as the same now exists or may be hereafter amended. No amendment to or repeal of this Article IX shall apply to or have any effect on the rights of any individual referred to in this Article IX for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

ARTICLE X

PERSONAL LIABILITY OF DIRECTORS

To the fullest extent permitted by the General Corporation Law of Delaware, as the same now exists or may be hereafter amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article X shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

ARTICLE XI

CERTAIN ARRANGEMENTS BETWEEN THE

CORPORATION AND ITS CREDITORS

    Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provision of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

ARTICLE XII

BOARD OF DIRECTORS

The number of directors constituting the entire board of directors shall not be less than three nor more than nine as fixed from time to time by resolution of not less than 66-2/3% of the number of directors which immediately prior to such proposed change had been fixed, in the manner prescribed herein, by the board of directors of the corporation, provided, however, that the number of directors shall not be reduced as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire board of directors shall be five until otherwise fixed as described immediately above.

No person shall be eligible for election to the board of directors if such person has attained the age of seventy (70) years prior to the date of the stockholders' meeting at which directors are to be elected; provided, however, that this provision will not apply to any of the current incumbent directors who have attained the age of sixty-five (65) years prior to January 1, 1993. Directors need not be stockholders of the corporation.

The directors of the corporation shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as the then total number of directors constituting the entire Board permits with the term of office of one class expiring each year. The corporation's initial directors and their respective classes are set forth below. At the annual meeting of stockholders in 1993, directors of Class I shall be elected to hold office for a term expiring at the 1994 annual meeting, directors of Class II shall be elected to hold office for a term expiring at the 1995 annual meeting and directors of Class III shall be elected to hold office for a term expiring at the 1996 annual meeting. Any vacancies in the board of directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the board of directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. If the number of directors is changed, any increase or decrease in the number of directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible. At each annual meeting of stockholders after the meeting held in 1993, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

The name, address and class of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified is as follows:

Class I

Name                                  Mailing Address

Lynn B. Fuller                       c/o Dubuque Bank and Trust Company
                        1398 Central Avenue
                        P.O. Box 778
                        Dubuque, Iowa 52001

Class II

Name                                  Mailing Address

James A. Schmid                     c/o Dubuque Bank and Trust Company
                        1398 Central Avenue
                        P.O. Box 778
                        Dubuque, Iowa 52001

F. Robert Woodward, Jr.        c/o Dubuque Bank and Trust Company
                        1398 Central Avenue
                        P.O. Box 778
                        Dubuque, Iowa 52001

Class III

Name                                  Mailing Address

Lynn S. Fuller            c/o Dubuque Bank and Trust Company
                        1398 Central Avenue
                        P.O. Box 778
                        Dubuque, Iowa 52001

Evangeline K. Jansen      c/o Dubuque Bank and Trust Company
                        1398 Central Avenue
                        P.O. Box 778
                        Dubuque, Iowa 52001

Notwithstanding any other provisions of this certificate of incorporation or the bylaws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this certificate of incorporation or the bylaws of the corporation), any director or the entire board of directors of the corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of not less than 70% of the outstanding shares of stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at an annual meeting of stockholders or at a meeting of the stockholders called for that purpose.

ARTICLE XIII

ADDITIONAL VOTING REQUIREMENTS

A.    Except as otherwise expressly provided in paragraph C of this Article XIII and notwithstanding any other provision of this certificate of incorporation:

(a)    any merger or consolidation of the corporation or of any Subsidiary with or into any other corporation;

(b)    any sale, lease, exchange or other disposition by the corporation or any Subsidiary of assets constituting all or substantially all of the assets of the corporation and its Subsidiaries taken as a whole to or with any other corporation, person or other entity in a single transaction or a series of related transactions;

(c)    any issuance or transfer by the corporation or any Subsidiary, of any voting securities of the corporation (except for voting securities issued pursuant to a stock option, purchase, bonus or other plan for natural persons who are directors, employees, consultants and/or agents of the corporation or any Subsidiary) to any other corporation, person or other entity in exchange for cash, assets or securities or a combination thereof; and

(d)    the voluntary dissolution of the corporation;

shall require the affirmative vote of the holders of shares having at least 70% of the voting power of all outstanding stock of the corporation entitled to vote thereon. Such affirmative vote shall be required notwithstanding the fact that no vote or a lesser vote may be required, or that some lesser percentage may be specified by law or otherwise in this certificate of incorporation or by the bylaws of the corporation.

B.    For purposes of this Article XIII, the term "Subsidiary" means any entity in which the corporation beneficially owns, directly or indirectly, more than 75% of the outstanding voting stock. The phrase "voting security" as used in paragraph A of this Article XIII shall mean any security which is (or upon the happening of any event, would be) entitled to vote for the election of directors, and any security convertible, with or without consideration into such security or carrying any warrant or right to subscribe to or purchase such a security.

C.    The provisions of this Article XIII shall not apply to any transaction described in clause (a), (b), (c) or (d) of paragraph A of this Article XIII: (i) approved at any time prior to its consummation by resolution adopted by not less than 66-2/3% of the number of directors as may be fixed from time to time, in the manner prescribed herein, by the board of directors of the corporation; or (ii) with any corporation of which a majority of the outstanding shares of all classes of stock is owned of record or beneficially by the corporation; or (iii) which is a merger with another corporation without action by the stockholders of the corporation to the extent and in the manner permitted from time to time by the law of the State of Delaware.

D.    The interpretation, construction and application of any provision or provisions of this Article XIII and the determination of any facts in connection with the application of this Article XIII, shall be made by a majority of all of the directors of the corporation. Any such interpretation, construction, application or determination, when made in good faith, shall be conclusive and binding for all purposes of this Article XIII.

ARTICLE XIV

BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

The provisions of Section 203 of the General Corporation Law of the State of Delaware, as the same now exists or may hereafter be amended or as such Section 203 may hereafter be renumbered or recodified, will be deemed to apply to the corporation, and the corporation shall be subject to all of the restrictions set forth in such Section 203.

ARTICLE XV

STOCKHOLDERS' ACTION

Any action required or permitted to be taken by the holders of capital stock of the corporation must be effected at a duly called annual or special meeting of the holders of capital stock of the corporation and may not be effected by any consent in writing by such holders.

Dated:     June 18, 1993.

/s/ Lynn S. Fuller
Lynn S. Fuller
Being the sole incorporator of the corporation.

CERTIFICATE OF OWNERSHIP AND MERGER

of

HEARTLAND FINANCIAL USA, INC.,
an Iowa corporation

into

HEARTLAND FINANCIAL USA, INC.,
a Delaware corporation

It is hereby certified that:

1.    Heartland Financial USA, Inc., (hereinafter called the "Corporation") is an Iowa corporation, the laws of which permit a merger of a corporation of that jurisdiction with a corporation of another jurisdiction.

2.    The Corporation, as the owner of all of the outstanding shares of each class of the stock of Heartland Financial USA, Inc., a Delaware corporation, hereby merges itself into Heartland Financial USA, Inc.

3.    The following is a copy of the resolutions adopted on the 8th day of December, 1992, by the Board of Directors of the Corporation to merge the Corporation into Heartland Financial USA, Inc.:

    WHEREAS, after due consideration the Board of Directors of the Corporation deems it to be in the best interest of the Corporation to reincorporate the Corporation in the State of Delaware;

    NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of the Corporation hereby authorizes the reincorporation of the Corporation in the State of Delaware.

    FURTHER RESOLVED, that the proposed reincorporation be presented to the stockholders of the Corporation and recommended for their approval at the annual meeting of stockholders to be held in May of 1993.

    FURTHER RESOLVED, that if and when a majority of the stockholders of the Corporation have consented to such reincorporation, the proper officers of the Corporation are hereby authorized, empowered and directed to prepare, execute and file such documents with the Secretary of State of Iowa and the Secretary of State of Delaware as they deem necessary or appropriate to effectuate such reincorporation.

    FURTHER RESOLVED, that the proper officers of the Corporation are hereby authorized, empowered and directed to execute and deliver any and all documents and to perform any and all such actions and deeds deemed by them to be necessary or appropriate to effectuate the intent of the foregoing resolutions.

4.    The proposed merger herein certified has been adopted, approved, certified, executed and acknowledged by the Corporation in accordance with the laws under which it is organized.

5.    The effective time of the Certificate of Ownership and Merger, and the time when the merger therein certified shall become effective, shall be the close of business on June 30, 1993.

Signed and attested to on June 21, 1993.

/s/ Lynn B. Fuller

Lynn B. Fuller
President
Heartland Financial USA, Inc.,
a Delaware corporation

Attest:

/s/ Lois K. Pearce

Lois K. Pearce
Secretary
Heartland Financial USA, Inc.,
a Delaware corporation

CERTIFICATE OF DESIGNATION, NUMBER, POWERS, PREFERENCES

AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER

SPECIAL RIGHTS AND THE QUALIFICATIONS, LIMITATIONS,

RESTRICTIONS AND OTHER DISTINGUISHING CHARACTERISTICS

OF SERIES "A" PREFERRED STOCK

OF

HEARTLAND FINANCIAL USA, INC.

It is hereby certified that:

    1.    The name of the corporation (hereinafter called the "Corporation") is

HEARTLAND FINANCIAL USA, INC.

    2.    The Certificate of Incorporation of the Corporation, filed June 18, 1993, with the Secretary of State of the State of Delaware authorizes the issuance of 3,000,000 shares of common stock, $1.00 par value per share ("Common Stock"), and 200,000 shares of preferred stock, $1.00 par value, and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue any or all of said shares in one or more series and by resolution or resolutions, the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations, restrictions and other distinguishing characteristics of each series to be issued.

    3.    The Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating an issue of Series A Preferred Stock (the "Series A Stock"):

    RESOLVED , that the Series A Stock be issued subject to the following rights, preferences, privileges and restrictions:

    1.    Issuance . The Board of Directors of the Corporation has determined that 684.61 shares of the authorized and unissued preferred stock be identified as "Series A Preferred Stock" and has authorized such shares for issuance at a price of $100.00 per share (hereinafter referred to as the "Series A Preferred Stock").

    2.    Dividends . The holders of the shares of Series A Preferred Stock shall be entitled to receive out of any funds of the Corporation at the time legally available for the declaration of dividends, dividends at a rate expressed as eight percent (8%) of the Liquidation Value (as hereinafter defined), and no more, payable in cash quarterly, or at such intervals as the Board of Directors may from time to time determine, when and as declared by the Board of Directors. Dividends on the shares of Series A Preferred Stock first issued shall accrue from the date of issuance of such shares, and dividends on all shares of Series A Preferred Stock thereafter issued shall accrue from the day following the last day of the period for which dividends have already been paid on outstanding shares of Series A Preferred Stock. Dividends on all issued and outstanding shares of Series A Preferred Stock shall accrue from day to day, whether or not earned or declared. Such dividends shall be payable before any dividends shall be declared or paid upon or set apart for the shares of Common Stock, and shall be cumulative, so that if in any year or years dividends upon the outstanding shares of Series A Preferred Stock at the rate of eight percent (8%) per annum shall not have been paid therefor or declared and set apart therefor, the amount of the deficiency shall be fully paid or declared and set apart for payment, but without interest, before any distribution, whether by way of dividend or otherwise, shall be declared or paid upon, or set apart for, the shares of Common Stock.

    3.    Liquidation . In the event of the voluntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus of any nature, an amount equal to One Hundred Dollars ($100.00) per share (the "Liquidation Value") plus a further amount equal to the dividends unpaid and accumulated thereon, as provided in Section 2 above, to the date of such distribution, whether earned or declared or not, and no more (such sum hereinafter sometimes referred to as the "Redemption Value"), before any payment shall be made or any assets distributed to the holders of shares of Common Stock.

        In the event of any involuntary liquidation, dissolution, or winding up of the Corporation, the holders of the shares of Series A Preferred Stock shall be entitled to receive, out of the assets of the Corporation, whether such assets are capital or surplus of any nature, an amount equal to the Redemption Value of such shares of Series A Preferred Stock before any payment shall be made or any assets distributed to the holders of shares of the Common Stock.

        If upon such liquidation, dissolution, or winding up whether voluntary or involuntary, the assets thus distributed among the holders of the shares of Series A Preferred Stock shall be insufficient to permit the payment of such stockholders of the whole preferential amount, then the entire assets of the Corporation to be distributed shall be distributed ratably among the holders of the shares of Series A Preferred Stock.

        In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, subject to all of the preferential rights of the holders of shares of Series A Preferred Stock on distributions or otherwise, the holders of shares of the Common Stock shall be entitled to receive, ratably, all remaining assets of the Corporation.

        A consolidation or merger of the Corporation with or into any other corporation or corporations shall not be deemed to be a liquidation, dissolution, or winding up, within the meaning of this section.

    4.    Redemption Upon Election by Corporation . At any time after November 1, 1993, and upon (i) the consent and approval of the holders of a majority of the shares of the Corporation's Common Stock; and (ii) the affirmative vote of the Board of Directors, the whole or from time to time any part of the shares of Series A Preferred Stock may be redeemed by the Corporation on any dividend date by paying in cash therefor the Redemption Value. In case of the redemption of a part only of the outstanding shares of Series A Preferred Stock, the Board of Directors may determine the shares to be redeemed, or may effect such redemption pro rata. A partial redemption of shares of Series A Preferred Stock shall not be effected until all dividends accrued and in arrears upon all shares of Series A Preferred Stock outstanding shall have been paid for all past dividend periods, and until full dividends for the then current dividend period on all shares of Series A Preferred Stock then outstanding, other than the shares to be redeemed, shall have been paid or declared and the full amount thereof set apart for payment. At least thirty (30) days' previous notice by mail, postage prepaid, shall be given to the holders of record of the shares of Series A Preferred Stock to be redeemed, such notice to be addressed to each such stockholder at his post office address as shown by the records of the Corporation. On or after the date fixed for redemption and stated in such notice, each holder of shares of Series A Preferred Stock called for redemption shall surrender his certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Value. In case less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shall have been duly given, and if on the date fixed for redemption, funds necessary for the redemption shall be available therefor, then notwithstanding that the certificates evidencing any shares of Series A Preferred Stock called for redemption shall not have been surrendered, the dividends with respect to the shares so called for redemption shall cease to accrue after the date fixed for redemption and all rights with respect to the shares so called for redemption shall forthwith after such date cease and determine, except only the right of the holders to receive the Redemption Value thereof without interest upon surrender of their certificates therefor.

    5.    Voting Rights . Except as in this paragraph otherwise provided, the entire voting power of the Corporation shall be vested in the holders of shares of Common Stock. In the event that six consecutive quarterly dividends payable on the shares of Series A Preferred Stock are in default, then immediately upon the happening of such event, and until such defaulted dividends and all dividends subsequently defaulted are paid, the holders of shares of Series A Preferred Stock shall become entitled to one vote for each share of such preferred shares held by them, at any meeting of the Corporation or its stockholders, upon all matters coming before such meeting, along with the holders of shares of Common Stock, and the holders of the shares of Series A Preferred Stock shall be entitled to receive notice of any such meeting in the same manner as the holders of the shares of Common Stock. Upon payment in full of the defaulted dividends, the voting power and rights to notice of stockholders' meetings shall again be vested exclusively in the holders of shares of Common Stock.

    FURTHER RESOLVED , that the statements contained in the foregoing resolutions creating and designating the said issue of Series A Preferred Stock and fixing the number, powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the Certificate of Incorporation of the Corporation pursuant to the provisions of Sections 104 and 151 of the Delaware General Corporation Law.

Signed and attested to on June 21, 1993.

Attest:

/s/ Lois K. Pearce                      /s/ Lynn B. Fuller
Lois K. Pearce                         Lynn B. Fuller
Secretary                  President

STATE OF IOWA                )
                                                 ) SS:
COUNTY OF DUBUQUE    )

    BE IT REMEMBERED that, on June 21, 1993, before me, a Notary Public duly authorized by law to take acknowledgement of deeds, personally came Lynn B. Fuller, President of Heartland Financial USA, Inc., who duly signed the foregoing instrument before me and acknowledged that such signing is his act and deed, that such instrument as executed is the act and deed of said corporation, and that the facts stated therein are true.

    GIVEN under my hand on June 21, 1993.

/s/ Lu Ann M. Driscoll
Notary Public

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

HEARTLAND FINANCIAL USA, INC.

Heartland Financial USA, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

    FIRST:    That at a meeting of the Board of Directors of Heartland Financial USA, Inc. resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling for the presentation to the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

    RESOLVED, that the first sentence of Article Fourth of the Certificate of Incorporation be amended to read in its entirety as follows:

    "The total number of shares of stock which the corporation shall have authority to issue is 7,000,000 shares of Common Stock, par value of $1.00 per share, and 200,000 shares of Preferred Stock, par value of $1.00."

    SECOND:    That thereafter, pursuant to resolution of the board of directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

    THIRD:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Heartland Financial USA, Inc. has caused this certificate to be signed by its President this 17th day of May, 1995.

Heartland Financial USA, Inc.

By:    /s/ Lynn B. Fuller
    Lynn B. Fuller
    President

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

HEARTLAND FINANCIAL USA, INC.

Heartland Financial USA, Inc. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

    1.     The name of the Corporation is: Heartland Financial USA, Inc.

    2.    The first sentence of Article IV of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

ARTICLE IV

AUTHORIZED STOCK

The total number of shares of stock which the corporation shall have authority to issue is 12,000,000 shares of Common Stock, par value of $1.00 per share, and 200,000 shares of Preferred Stock, par value of $1.00.

3.    The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                                        Dated as of the 20 th day of May, 1998.

                                        HEARTLAND FINANCIAL USA, INC.

                                        By:   /s/ Lynn B. Fuller
                                        Lynn B. Fuller,
                                            President

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

HEARTLAND FINANCIAL USA, INC.

Heartland Financial USA, Inc. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

1.     The name of the Corporation is: Heartland Financial USA, Inc.

2.    The first sentence of Article IV of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

ARTICLE IV

AUTHORIZED STOCK

The total number of shares of stock which the corporation shall have authority to issue is 16,000,000 shares of
 Common Stock, par value of $1.00 per share, and 200,000 shares of Preferred Stock, par value of $1.00.

3.    The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                                                Dated as of the 16 th day of May, 2001.

                                                HEARTLAND FINANCIAL USA, INC.

                                                By:  /s/ Lynn B. Fuller
                                                     Lynn B. Fuller,
                                                     President

CERTIFICATE OF DESIGNATION

of

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

of

HEARTLAND FINANCIAL USA, INC.

Pursuant to Section 151 of the General Corporation Law
of the State of Delaware

Heartland Financial USA, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

That pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation of the said Corporation, the said Board of Directors on June 3, 2002, adopted the following resolution creating a series of 16,000 shares of Preferred Stock designated as "Series A Junior Participating Preferred Stock":

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Certificate of Incorporation, a series of Preferred Stock, par value $1.00 per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

Series A Junior Participating Preferred Stock

1.    Designation and Amount. There shall be a series of Preferred Stock that shall be designated as "Series A Junior Participating Preferred Stock," and the number of shares constituting such series shall be 16,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

2.    Dividends and Distribution.

(A)    Subject to the prior and superior rights of the holders of any shares of any class or series of stock of the Corporation ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of shares of any class or series of stock of the Corporation ranking junior to the Series A Junior Participating Preferred Stock in respect thereof, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first business day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per one one-thousandth of a share (rounded to the nearest cent) equal to the greater of (a) $0.10 or (b) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. The "Adjustment Number" shall initially be 1,000. In the event the Corporation shall at any time after June 7, 2002, (i) declare and pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)    The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

(C)    Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

3.    Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

(A)    Each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number on all matters submitted to a vote of the stockholders of the Corporation.

(B)    Except as required by law, by Section 3(C) and by Section 10 hereof, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

(C)    If, at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Junior Participating Preferred Stock are in default, the number of directors constituting the Board of Directors of the Company shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Company, the holders of record of the Series A Junior Participating Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears on the Series A Junior Participating Preferred Stock have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Company, the holders of any Series A Junior Participating Preferred Stock being entitled to cast a number of votes per share of Series A Junior Participating Preferred Stock as is specified in paragraph (A) of this Section 3. Each such additional director shall serve until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this Section 3(C). If and when such default shall cease to exist, the holders of the Series A Junior Participating Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section 3(C) shall be in addition to any other voting rights granted to the holders of the Series A Junior Participating Preferred Stock in this Section 3.

4.    Certain Restrictions.

(A)    Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)    declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

(ii)    declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

(iii)    purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Junior Participating Preferred Stock, or to such holders and holders of any such shares ranking on a parity therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)    The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

5.    Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

6.    Liquidation, Dissolution or Winding Up. (A) Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount per one thousandth of a share (the "Series A Liquidation Preference") equal to the greater of (i) $0.01 plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) the Adjustment Number times the per share amount of all cash and other property to be distributed in respect of the Common Stock upon such liquidation, dissolution or winding up of the Corporation.

(B)    In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series A Junior Participating Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Junior Participating Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

(C)    Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

7.    Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

8.    No Redemption. Shares of Series A Junior Participating Preferred Stock shall not be subject to redemption by the Company.

9.    Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Preferred Stock as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.

10.    Amendment. At any time that any shares of Series A Junior Participating Preferred Stock are outstanding, the Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

11.    Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

IN WITNESS WHEREOF , the undersigned has executed this Certificate this 7th day of June, 2002.

        HEARTLAND FINANCIAL USA, INC.

        By:   /s/John K. Schmidt
            John K. Schmidt
            Executive Vice President

CERTIFICATE ELIMINATING

REFERENCE TO SERIES

OF SHARES OF STOCK FROM THE

CERTIFICATE OF INCORPORATION

OF

HEARTLAND FINANCIAL USA, INC.

Pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, it is hereby certified that:

1.    The name of the corporation (hereinafter referred to as the "corporation") is

Heartland Financial USA, Inc.

2.    The designation of the series of shares of stock of the corporation to which this certificate relates is

Series A Preferred Stock

        3.    The voting powers, designations, preferences, and the relative, participating, optional, or other rights, and the qualifications, limitations, and restrictions of the said series of shares of stock were provided for in a resolution adopted by the Board of Directors of the corporation pursuant to authority expressly vested in it by the provisions of the certificate of incorporation of the corporation. A certificate setting forth the said resolution has been heretofore filed with the Secretary of State of the State of Delaware pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware.

        4.    The Board of Directors of the corporation has adopted the following resolution:

RESOLVED, that none of the authorized shares of stock of the Company of the Series A Preferred Stock designated is outstanding.

RESOLVED, that none of the said Series A Preferred Stock shares of stock of the Company will be issued.

RESOLVED, that the proper officers of the Company be and hereby are authorized and directed to file a certificate setting forth these resolutions with the Secretary of State of the State of Delaware pursuant to the provisions of Section 151(g) of the General Company Law of the State of Delaware for the purpose of eliminating from the certificate of incorporation of the Company all reference to the said Series A Preferred Stock.

5.    The effective time of this certificate shall be upon filing.

IN WITNESS WHEREOF , the undersigned has executed this Certificate this 7th day of June, 2002.

        HEARTLAND FINANCIAL USA, INC.

        By:     /s/John K. Schmidt
               John K. Schmidt
               Executive Vice President